                                                                    EXHIBIT 23.4



Board of Directors
Liberty Bay Financial Corporation
May 10, 2000


        I hereby consent to the reference to our firm in the proxy statement or prospectus related to the merger transaction and to the inclusion of our opinion as an exhibit to the proxy statement or prospectus related to the merger transaction.



                                      Very truly yours,

                                      CHILDRESS INVESTMENT RESEARCH, INC.


                                      By:        /S/
                                          -------------------------------------
                                          Leslie Childress